UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 9, 2025
Summit Midstream Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-42201	99-3056990
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
910 Louisiana Street, Suite 4200
Houston, TX 77002
(Address of principal executive office) (Zip Code)
(Registrants’ telephone number, including area code): (832) 413-4770
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SMC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 9, 2025, Summit Operating Services Company, LLC, an affiliate of Summit Midstream Corporation (the “Company”), entered into certain letters (the “Updated Compensation Letters”) with each of J. Heath Deneke, James D. Johnston and William J. Mault, which amended certain compensation terms in their previously filed employment agreements (the “Employment Agreements”). Capitalized terms used but not defined herein have the meanings ascribed to such terms in the applicable Employment Agreement.
Mr. Deneke’s Updated Compensation Letter provides that, effective as of March 28, 2025, (i) his Annual Base Salary will be $795,000; (ii) his Target Annual Bonus will be 120% of his Annual Base Salary (with a payout range based on performance from zero to 300% of his Annual Base Salary); and (iii) his Annual LTIP Target will be 450% of his Annual Base Salary.
The Updated Compensation Letters for Messrs. Johnston and Mault provide that, effective as of March 28, 2025, (i) their Annual Base Salary will be $450,000; (ii) their Target Annual Bonus will be 85% of their Annual Base Salary (with a payout range based on performance from zero to 200% of their Annual Base Salary); and (iii) their Annual LTIP Target will be 233% and 240% of their Annual Base Salary, for Messrs. Johnston and Mault, respectively.
Except as specifically provided by the Updated Compensation Letters, the Employment Agreements remain in full force and effect in accordance with their terms.
The foregoing description of the Updated Compensation Letters is a summary and is qualified in its entirety by reference to the full text of the Updated Compensation Letters, copies of which are filed as Exhibits 10.1, 10.2 and 10.3 to this Current Report on Form 8-K and which are incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 8, 2025, the Company convened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders of the Company who were holders of record of the Company’s outstanding voting stock, consisting of both common stock, par value $0.01 per share (“common stock”), and Class B common stock, par value $0.01 per share (“Class B Common Stock”), at the close of business on April 1, 2025, the record date for the Annual Meeting, voted on four proposals and cast their votes as described below. Holders of common stock and holders of Class B Common Stock (collectively, the “stockholders”) voted together as a single class on Proposals 1, 3 and 4. Holders of Class B Common Stock (the “Class B stockholders”) voted separately as a class on Proposal 2.
The matters voted upon at the Annual Meeting and the number of votes cast for or against, as well as the number of abstentions and broker non-votes as to such matters, were as stated below. The proposals related to each such matter are described in detail in the Definitive Proxy Statement filed by the Company with the Securities and Exchange Commission on April 10, 2025 (the “Proxy Statement”).
Proposal 1-Election of Two Class I Directors
The stockholders elected each of the individuals set forth below to the Board of Directors of the Company to serve a three-year term that will expire at the Company’s annual meeting of stockholders to be held in 2028:

	For	Withheld	Abstentions	Broker Non-Votes
J. Lee Jacobe	13,633,880	7,943	0	2,288,697
Jerry L. Peters	13,554,339	87,484	0	2,288,697
Proposal 2-Election of One Class I Director
The Class B stockholders elected the individual set forth below to the Board of Directors of the Company to serve a three-year term that will expire at the Company’s annual meeting of stockholders to be held in 2028:

	For	Withheld	Abstentions	Broker Non-Votes
Jason H. Downie	6,524,467	0	0	0
Proposal 3-Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 was ratified by the stockholders, with votes as follows:

For	Against	Abstentions	Broker Non-Votes
15,817,991	95,953	16,576	0

Proposal 4-Approval of the Advisory Resolution on Executive Compensation
The stockholders approved an advisory resolution to approve the compensation of the Company’s named executive officers, as such compensation is disclosed in the Compensation Discussion and Analysis, compensation tables and other narrative compensation disclosures in the Proxy Statement, with votes as follows:

For	Against	Abstentions	Broker Non-Votes
11,753,302	1,823,609	64,883	2,288,726
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1 *	Updated Compensation Letter, by and between Summit Operating Services Company, LLC and J. Heath Deneke, dated as of April 9, 2025.
10.2 *	Updated Compensation Letter, by and between Summit Operating Services Company, LLC and James D. Johnston, dated as of April 9, 2025.
10.3 *	Updated Compensation Letter, by and between Summit Operating Services Company, LLC and William J. Mault, dated as of April 9, 2025.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the SEC upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Summit Midstream Corporation
(Registrant)

Dated:	May 9, 2025	/s/ Matthew B. Sicinski
Matthew B. Sicinski, Senior Vice President and Chief Accounting Officer
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